Exhibit 10.7

INDEMNIFICATION AGREEMENT

This Agreement is made as of __ day of __________ 2018 by and between Cibus Ltd., a Bermuda exempted company limited by shares (the “Company”) and [Name]  (the “Indemnitee”), a Director [and/or Officer] of the Company.

WHEREAS it is essential to the Company to retain and attract as Directors and Officers the most capable persons available, and

WHEREAS the substantial increase in corporate litigation subjects Directors and Officers to expensive litigation risks at the same time that the availability of Directors' and Officers' liability insurance has been severely limited, and

WHEREAS it is the express policy of the Company to indemnify its Directors and Officers so as to provide them with the maximum possible protection permitted by law, and

WHEREAS the Company does not regard the protection available to the Indemnitee as adequate in the present circumstances, and realizes that the Indemnitee may not be willing to serve as a Director and/or Officer without adequate protection, and the Company desires the Indemnitee to serve in such capacity;

NOW, THEREFORE, in consideration of the Indemnitee's service as a Director and/or Officer after the date hereof, the parties agree as follows:

1.	Definitions

1.1	As used in this Agreement:

(a)
The term “Proceeding” shall include any threatened, pending or completed action, suit or proceeding, whether brought by or in the right of the Company or otherwise and whether of a civil, criminal, administrative or investigative nature;

(b)
The term “Expenses” shall include, but is not limited to, expenses of investigations, judicial or administrative proceedings or appeals, damages, judgments, fines, amounts paid in settlement by or on behalf of the Indemnitee, attorneys' fees and disbursements and any expenses of establishing a right to indemnification under this Agreement; and

(c)
The terms “Director” and “Officer” shall include the Indemnitee's service at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise as well as a Director and/or Officer of the Company.

2.          Indemnity of Director and/or Officer

Subject only to the limitations set forth in Section 3, the Company will pay on behalf of the Indemnitee all Expenses actually and reasonably incurred by the Indemnitee because of any claim or claims made against him in a Proceeding by reason of the fact that he is or was a Director and/or Officer.

3.	Limitations on Indemnity

3.1	The Company shall not be obligated under this Agreement to make any payment of Expenses to the Indemnitee.

(a)	which payment it is prohibited by applicable law from paying as indemnity;

(b)	for which payment is actually made to the Indemnitee under an insurance policy, except in respect of any excess beyond the amount of payment under such insurance;

(c)	for which payment the Indemnitee is indemnified by the Company otherwise than pursuant to this Agreement;

(d)
resulting from a claim decided in a Proceeding adversely to the Indemnitee based upon or attributable to the Indemnitee gaining in fact any personal profit or advantage to which he was not legally entitled;

(e)
brought about or contributed to by the fraud or dishonesty of the Indemnitee seeking payment hereunder[; however, notwithstanding the foregoing, the Indemnitee shall be indemnified under this Agreement as to any claims upon which suit may be brought against him by reason of any alleged dishonesty on his part, unless it shall be decided in a Proceeding that he committed (i) acts of active and deliberate dishonesty, (ii) with actual dishonest purpose and intent, and (iii) which acts were material to the cause of action so adjudicated].

3.2
For purposes of Sections 3 and 4, the phrase “decided in a Proceeding” shall mean a decision by a court, arbitrator(s), hearing officer or other judicial agent having the requisite legal authority to make such a decision, which decision has become final and from which no appeal or other review proceeding is permissible.

4.	Advance Payment of Costs

4.1
Expenses incurred by the Indemnitee in defending a claim against him in a Proceeding shall be paid by the Company as incurred and in advance of the final disposition of such Proceeding; provided, however, that Expenses of defence need not be paid as incurred and in advance where the judicial agent of first impression has decided the Indemnitee is not entitled to be indemnified pursuant to this Agreement or otherwise.

4.2
The Indemnitee hereby agrees and undertakes to repay such amounts advanced if it shall be decided in a Proceeding that he is not entitled to be indemnified by the Company pursuant to this Agreement or otherwise.

5.	Enforcement

If a claim under this Agreement is not paid by the Company, or on its behalf, within thirty days after a written claim has been received by the Company, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and if successful in whole or in part, the Indemnitee shall also be entitled to be paid the Expenses of prosecuting such claim.

6.	Subrogation

In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

7.	Notice

7.1
The Indemnitee, as a condition precedent to his right to be indemnified under this Agreement, shall give to the Company notice in writing as soon as practicable of any claim made against him for which indemnity will or could be sought under this Agreement, together with such information and cooperation as it may reasonably require.

7.2	Notice to the Company shall be given at its principal office and shall be directed to the Company’s Secretary (or such other address as the Company shall designate in writing to the Indemnitee).

7.3	Notice shall be deemed received if sent by prepaid mail properly addressed, the date of such notice being the date postmarked.

8.	Saving Clause

If this Agreement or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, the Company shall nevertheless indemnify the Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated or by any other applicable law.

9.	Indemnification Hereunder Not Exclusive

Nothing herein shall be deemed to diminish or otherwise restrict the Indemnitee's right to indemnification under any provision of the constitutional documents of the Company or under Bermuda law.

10.	Applicable Law

The terms and conditions of this Agreement and the rights of the parties hereunder shall be governed by and construed in all respects in accordance with the laws of Bermuda. The parties to this Agreement hereby irrevocably agree that the courts of Bermuda shall have exclusive jurisdiction in respect of any dispute, suit, action, arbitration or proceedings which may arise out of or in connection with this Agreement and waive any objection to such proceedings in the courts of Bermuda on the grounds of venue or on the basis that they have been brought in an inconvenient forum.

11.	Counterparts

This Agreement may be executed in any number of counterparts, each of which shall constitute the original.

12.	Successors and Assigns

This Agreement shall be binding upon the Company and its successors and assigns.

13.	Continuation of Indemnification

The indemnification under this Agreement shall continue as to the Indemnitee even though he may have ceased to be a Director and/or Officer and shall inure to the benefit of the heirs and personal representatives of the Indemnitee.

14.	Coverage of Indemnification

The indemnification under this Agreement shall cover the Indemnitee's service as a Director and/or Officer prior to or after the date of the Agreement.

AGREED by the Parties through their authorised signatories on the date first written above:

For, and on behalf of Cibus Ltd.          For, and on behalf of [Name of Party]

Signature	Signature

Print Name	Print Name

Date	Date